UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 20, 2017

ACXIOM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-13163	71-0581897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 E. Dave Ward Drive
Conway, AR 72032
(Address of principal executive offices, including zip code)
 (501) 342-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.

On June 20, 2017, Acxiom Corporation, a Delaware corporation ("Acxiom"), entered into a Sixth Amended and Restated Credit Agreement (the "Restated Credit Agreement") with JPMorgan Chase Bank, N.A., as the agent, and other lenders party thereto. The Restated Credit Agreement amends, restates and supersedes the Fifth Amended and Restated Credit Agreement dated as of October 9, 2013, as amended, among Acxiom, JPMorgan Chase Bank, N. A., as the agent, and other lenders party thereto.
Under the terms and conditions of the Restated Credit Agreement, the lenders commit to make revolving loans and to acquire participations in letters of credit (the "Revolving Loans") in an aggregate amount of $600,000,000. The commitments to make Revolving Loans expire, and all borrowings of Revolving Loans mature, on June 20, 2022. By written notice to the agent under the Restated Credit Agreement, Acxiom may request an increase of the aggregate amount of the Revolving Loans in an amount not to exceed $150,000,000. The Restated Credit Agreement is secured by the accounts receivable and certain proceeds thereof of Acxiom and its domestic subsidiaries, as well as by the outstanding stock of certain Acxiom subsidiaries. The Restated Credit Agreement contains customary representations, warranties, affirmative and negative covenants, default and acceleration provisions.
An initial draw under the Revolving Loans was used to refinance certain indebtedness of Acxiom and to pay certain bank and other fees related to the entering into of the Restated Credit Agreement.  The remaining capacity under the Revolving Loans is available to finance the working capital needs of Acxiom and its subsidiaries and for general corporate purposes.
The foregoing description of the Restated Credit Agreement is qualified in its entirety by such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
 The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit No.	Description
10.1
Sixth Amended and Restated Credit Agreement dated as of June 20, 2017 among Acxiom Corporation, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and BBVA Compass, as Syndication Agents, and Bank of Montreal, Capital One, National Association and PNC Bank, National Association, as Co-Documentation Agents

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 22, 2017

ACXIOM CORPORATION

By:	/s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Sixth Amended and Restated Credit Agreement dated as of June 20, 2017 among Acxiom Corporation, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, Bank of America, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and BBVA Compass, as Syndication Agents, and Bank of Montreal, Capital One, National Association and PNC Bank, National Association, as Co-Documentation Agents